Exhibit 99.1

Runway Growth Capital Closes Acquisition by BC Partners Credit and Mount Logan Capital

-	Runway Growth Capital will continue to operate independently and serve as the external investment adviser to Runway Growth Finance Corp. (Nasdaq: RWAY), with the current team remaining in place

-	Runway Growth Capital will leverage BC Partners Credit’s extensive platform, resources, and scale to accelerate capital formation and diversify financing options for both investors and borrowers

MENLO PARK, CA and New York, NY, January 30, 2025 /PRNewswire/ -- Runway Growth Capital LLC ("Runway"), a leading provider of growth loans to both venture and non-venture-backed companies seeking an alternative to raising equity, and BC Partners Credit, the $8 billion credit arm of BC Partners, an approximately $40 billion AUM alternative investment firm, today announced that they, along with Mount Logan Capital, a Canadian alternative asset management company internally managed by employees of BC Partners Credit, closed a transaction whereby private investment funds advised by BC Partners Credit, and Mount Logan Capital pursuant to its minority investment, have acquired Runway Growth Capital LLC.

Runway will continue to serve as the investment adviser to private investment funds and to Runway Growth Finance Corp. (Nasdaq: RWAY) (“Runway Growth Finance”), a publicly-traded business development company, under a new investment advisory agreement. As previously announced, Runway’s current officers, senior management and investment personnel are expected to continue to serve as officers and senior management.

Ted Goldthorpe, Head of BC Partners Credit, said, “Combining Runway’s expertise, network, and track record in venture debt with the global scale and resources of BC Partners Credit enables our combined firm to establish a diversified presence in the venture debt ecosystem. Runway’s solutions are in high demand. We look forward to expanding Runway’s investment capabilities, on day one, and to Runway continuing to drive returns for investors through attractive risk-adjusted investments.”

Runway Founder and Chief Executive Officer David Spreng commented, “Officially joining the BC Partners Credit platform marks an exciting new chapter for Runway and significantly contributes to our long-term vision of providing financing solutions to high quality, late and growth-stage companies. This transaction well positions Runway to increase originations within our target investment range of $30-150 million, expand our offerings to target companies and sponsors, and enhance our financing capabilities to support high-growth companies in the venture debt and growth sectors. Following the receipt of required regulatory antitrust approvals, our work with BC Partners Credit is well underway, and we’ve already begun sharing insights and capabilities to bolster originations. Looking ahead, we believe Runway is positioned for growth, with more to offer borrowers than ever before and a strengthened team that widens our network of VC and PE sponsors.”

Runway previously announced its definitive agreement with BC Partners Credit in October 2024. For additional information and investor materials, please visit the Runway website at www.runwaygrowth.com.

Advisors

Oppenheimer & Co. Inc. acted as the exclusive financial advisor to Runway Growth Capital LLC. Wachtell, Lipton, Rosen & Katz acted as legal counsel to Runway Growth Capital LLC and Eversheds Sutherland (US) LLP acted as legal counsel to the independent directors of Runway Growth Finance. Simpson Thacher & Bartlett LLP acted as legal counsel to BC Partners.

About BC Partners & BC Partners Credit

BC Partners is a leading international investment firm in private equity, private debt, and real estate strategies. BC Partners Credit was launched in February 2017, with a focus on identifying attractive credit opportunities in any market environment, often in complex market segments. The platform leverages the broader firm's deep industry and operating resources to provide flexible financing solutions to middle-market companies across Business Services, Industrials, Healthcare and other select sectors. For further information, visit www.bcpartners.com/credit-strategy.

About Mount Logan Capital Inc.

Mount Logan Capital Inc. is an alternative asset management and insurance solutions company that is focused on public and private debt securities in the North American market and the reinsurance of annuity products, primarily through its wholly owned subsidiaries Mount Logan Management LLC (“ML Management”) and Ability Insurance Company (“Ability”), respectively. Mount Logan also actively sources, evaluates, underwrites, manages, monitors and primarily invests in loans, debt securities, and other credit-oriented instruments that present attractive risk-adjusted returns and present low risk of principal impairment through the credit cycle. ML Management was organized in 2020 as a Delaware limited liability company and is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. Ability is a Nebraska domiciled insurer and reinsurer of long-term care policies and annuity products acquired by Mount Logan in the fourth quarter of fiscal year 2021.

About Runway Growth Capital LLC

Runway Growth Capital LLC is the investment adviser to investment funds, including Runway Growth Finance Corp. (Nasdaq: RWAY), a business development company, and other private funds, which are lenders of growth capital to companies seeking an alternative to raising equity. Led by industry veteran David Spreng, these funds provide senior term loans of a target of $30 million to $150 million to fast-growing companies based in the United States and Canada. For more information on Runway Growth Capital LLC and its platform, please visit www.runwaygrowth.com.

About Runway Growth Finance Corp.

Runway Growth Finance is a growing specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth Finance is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. Runway Growth Finance is externally managed by Runway Growth Capital LLC, an established registered investment adviser that was formed in 2015 and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Some of the statements in this document constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to future operating results of Runway or Runway Growth Finance, and distribution projections; business prospects of Runway or Runway Growth Finance, and the prospects of Runway Growth Finance’s portfolio companies; and the impact of the investments that Runway Growth Finance expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this document involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the future operating results and net investment income projections of Runway or Runway Growth Finance; (ii) the ability of Runway or Runway Growth Capital and their affiliates to attract and retain highly talented professionals; (iii) the business prospects Runway or Runway Growth Finance, and the prospects of Runway Growth Finance’s portfolio companies; (iv) the impact of the investments that Runway Growth Finance expects to make; (v) the ability of the portfolio companies of Runway Growth Finance to achieve their objectives; (vi) the adequacy of the cash resources and working capital of Runway Growth Finance; (vii) the timing of cash flows, if any, from the operations of the portfolio companies of Runway Growth Finance; and (viii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities). The forward-looking statements included in this document are based on information available on the date hereof, and Runway and Runway Growth Finance assume no obligation to update any such forward-looking statements. Although Runway and Runway Growth Finance undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that Runway Growth Finance in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Important Disclosures

Investors considering an investment in Runway Growth Finance, the business development company advised by Runway, should carefully evaluate the investment objectives, investment strategies, and various risks of investing in Runway Growth Finance, which are not described in detail (or at all) in this document. Please see a detailed discussion of these risk factors and other related risks in Runway Growth Finance’s most recent annual report on Form 10-K in the section entitled “Risk Factors”, which may be obtained on Runway Growth Finance’s website, www.runwaygrowth.com, or the SEC’s website, www.sec.gov.

No Offer or Solicitation

This document is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this document is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in Runway Growth Finance or in any fund or other investment vehicle managed by Runway, BC Partners, or any of their affiliates

For BC Partners / BC Partners Credit:

Daniel Yunger / James Hartwell

daniel.yunger@kekstcnc.com / james.hartwell@kekstcnc.com

For Runway Growth Capital:

IR Contacts:

Alex Jorgensen, Prosek Partners, rway@prosek.com

Thomas B. Raterman, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com

Media Contact:

Josh Clarkson, Prosek Partners, rway@prosek.com

SOURCE Runway Growth Capital LLC